UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

April 29, 2024

QUARTA-RAD, INC.

(Exact name of registrant as specific in its charter)

Delaware	000-55964	45-4232089
(State of Incorporation)	Commission File Number	(I.R.S. Employer I.D. No.)

1201 N. Orange St., Suite 700 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code) (302) 887-9916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	QURT	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Alexey Golovanov

On April 29, 2024, Alexey Golovanov, age 45, resigned as a director and president of the Company, effective immediately. Victor Shvetsky, the Company’s remaining director, appointed himself as President effective immediately. Mr. Golovanov’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including its controls of financial-related matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
17.1	Resignation letter from Alexey Golovanov.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUARTA-RAD, INC.

Date: April 29, 2024	By	/s/ Victor Shvetsky
Victor Shvetsky, Chief Executive Officer